UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 21, 2009 (December 18, 2009)

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road

Chelmsford, MA 01824

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 250-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03:	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 18, 2009, Sycamore Networks, Inc. (the “Registrant”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State (the “Amendment”) to effect the previously announced one-for-ten reverse stock split (the “Reverse Stock Split”) of the Registrant’s common stock, par value $0.001 (the “Common Stock”), as authorized by the stockholders of the Company at the 2008 Annual Meeting of Stockholders held on January 6, 2009. The Amendment also reduced the Registrant’s authorized capital stock from 2,550,000,000 to 255,000,000 shares. The Amendment became effective at 5:00 p.m., Eastern Time, on December 21, 2009 (the “Effective Time”).

Under the terms of the Reverse Stock Split, every ten shares of the Registrant’s issued and outstanding Common Stock immediately prior to the Effective Time were combined into one share of Common Stock. No fractional shares were issued as a result of the Reverse Stock Split. Fractional shares will be aggregated and sold by the Registrant’s transfer and exchange agent, Computershare Trust Company, N.A. (“Computershare”), and the proceeds will be delivered pro rata to the appropriate stockholders. Stockholders of record will receive instructions from Computershare regarding the procedures for exchanging their stock certificates in connection with the Reverse Stock Split.

The Reverse Stock Split affected all shares of the Common Stock, including Common Stock underlying stock options that were outstanding immediately prior to the Effective Time.

The Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein. The press release announcing the completion of the reverse stock split is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01

(d)	Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Sycamore Networks, Inc.

99.1	Press Release of the Registrant, dated December 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

/S/ PAUL F. BRAUNEIS
Paul F. Brauneis Chief Financial Officer
Vice President, Finance and Administration and Treasurer
(Duly Authorized Officer and Principal Financial and Accounting Officer)

Dated: December 21, 2009